PLAN AND AGREEMENT OF MERGER
                                       OF
                               CIRO JEWELRY, INC.
                            (A Delaware Corporation)
                                      INTO
                           MID-WAY ACQUISITIONS CORP.
                             (A Nevada Corporation)

     This Plan and Agreement of Merger (hereinafter called "Merger Agreement") dated this 12th day of November 1997, is by, between, and among Mid-Way Medical and Diagnostic Center, Inc., a corporation organized and existing under the laws of the State of Florida (herein after sometimes referred to as "Mi-Way"), Mid-Way acquisitions Corp., a corporation organized and existing under the laws of the State of Nevada (hereinafter sometimes referred to as "Mid-Way Acquisitions"), and Ciro Jewelry, Inc., a corporation organized and existing under the laws of the state of Delaware (hereinafter sometimes referred to as "Ciro").

                                   RECITALS:

     WHERAS, Mid-Way Acquisitions is a wholly owned subsidiary of Mid-Way;

     WHERAS, Ciro wishes to merge with and into Mid-Way Acquisitions;

     WHERAS, Section 92A.190 of the Nevada Revised Statutes and Section 252 of the General Corporation Law of the State of Delaware each authorize the merger of Ciro and Mid-Way Acquisitions;

     NOW, THEREFORE, the merging corporations have agreed, and do hereby agree, each with the other in consideration of the remises and mutual agreements, provisions, covenants and grants herein contained and in accordance with the laws of the State of Nevada, and in accordance with the laws of the State of Delaware, that Ciro and Mid-Way Acquisitions be merged into a single corporation and that Mid-Way Acquisitions shall be the continuing and surviving corporation and do hereby agree upon and prescribe that the terms and conditions of the merger hereby agreed upon and the mode of carrying the same into effect and the manner of converting the presently outstanding shares of Ciro into the shares of Mid-Way are and shall be hereinafter set forth:

                                   Article I
                         Manner of Conversion of Shares

     The manner and basis of converting the shares of Ciro into shares of Mid-Way are as follows: at the effective time of the merger, all 1,500 outstanding shares of common stock of Ciro shall thereupon be converted into 2,500,000 shares of Mid-Way. Each holder of outstanding common stock of Ciro upon surrender to Mid-Way Acquisitions of one or more certificates for such shares for cancellation shall be entitled to receive one or more certificates for the number of shares of common stock of Mid-Way represented by the certificates of Ciro so surrendered for cancellation by such holder. Until so surrendered, each such certificate representing outstanding shares of common stock of Ciro shall represent the ownership of a like number of shares of Mid-Way for all corporate and legal purposes.

                                   Article II
                                 Effective Time

     The effective time of the merger shall be upon the filing of the Merger agreement (or a certificate in lieu thereof) in accordance with Nevada Revised Statuettes and the General Corporation Law of the State of Delaware. Prior to said date, this Merger Agreement shall (1) have been submitted to and approved by the board of directors of each of the merging corporations; (2) have been approved by the stockholders of each of the merging corporations in accordance with law.

                                   Article III
                                Effect of Merger

     When the merger shall have been effected:

     (i) The merging corporations shall be a single corporation known as "Ciro Jewelry, Inc." a Nevada corporation

     (ii) The separate existence of Ciro shall cease.

     (iii) Mid-Way Acquisitions shall have all rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the Nevada Statutes.

     (iv) Mid-Way Acquisitions shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public as well as of a private nature of each of the merging corporations and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of and belonging to or due to each of the merging corporations shall be taken and deemed to be transferred to and vested in Mid-Way Acquisitions without further act or deed, and the title to any real estate or any interest therein vested in either of the merging corporations shall not revert or be in any way impaired by reason of the merger.

     (v) Mid-Way Acquisitions shall thenceforth be responsible and liable for all the liabilities and obligations of each of the merging corporations and any claim existing or action or proceeding pending by or against either of the merging corporations may be prosecuted to judgment as if such merger had not taken place or Mid-Way Acquisitions may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the merging corporations shall be impaired by reason of the merger.

     (vi) After the effective time of the merger, the earned surplus of Mid-Way Acquisitions shall equal the aggregate of the earned surpluses of the merging corporations immediately prior to the effective time of the merger. The earned surplus determined as above provided shall continue to be available for payment of dividends by Mid-Way Acquisitions.

     (vii) The certificate of incorporation of Mid-Way Acquisitions as in effect on the date of the merger, except as provided for in this Merger Agreement, shall continue in full force and effect as the certificate of incorporation of the corporation surviving this merger.

     (viii)The bylaws of Mid-Way Acquisitions as they shall exist on the effective date of this Merger Agreement shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

     (ix) The directors and officers of Mid-Way Acquisitions shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

                                   Article IV
                                  Termination

     If, at any time prior to the effective date hereof, events or circumstances occur which in the opinion of a majority of the board of directors of either constituent corporation renders it inadvisable to consummate the merger, this Merger Agreement shall not become effective even though previously adopted by the shareholders of the corporation as herein before provided. The filing of the merger documents shall conclusively establish that no action to terminate this plan has been taken by the board of directors of either corporation.


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

                                    Article V
                          Amendment to Merger Agreement

     The boards of directors of the constituent corporations may amend this Merger Agreement at any time prior to the filing of the Merger Agreement (or a certificate in lieu thereof) with the States of Delaware and Nevada provided that an amendment made subsequent to the adoption of the Merger Agreement by the stockholders of any constituent corporation shall not (1) alter or change the amount of any kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, except to correct manifest error as may be permitted by law; (2) alter or change any term of the Certificate or Articles of Incorporation of the surviving corporation to be effected by the merger; or (3) alter or change any of the other terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

                                   Article VI
                   Amendments to the Articles of Incorporation

     The following amendment shall be made to the Articles of Incorporation of Mid-Way Acquisitions:

     1. Amend Article I to read as follows: The name of the corporation shall be Ciro Jewelry, Inc.

     IN WITNESS WHEREOF, Ciro Jewelry, Inc., a Delaware corporation, has caused this Plan and Agreement of Merger to be signed by its president and its secretary in accordance with the requirements of the General Corporation Law of the State of Delaware, Mid-Way Medical and Diagnostic Center, Inc., a Florida Corporation, has caused this Plan and Agreement of Merger to be signed by its president and its secretary in accordance with the requirements of the Florida Business Corporation Act, and Mid-Way Acquisitions Corp., a Nevada corporation, has caused this Plan and Agreement of Merger to be signed by its president and its secretary in accordance with the requirements of the Nevada Business Corporation Act, all as of the day and year first above written.


Attest:                             Ciro Jewelry, Inc.
                                    A Delaware Corporation


/s/ Laszlo Schwartz              By /s/ Murray A. Wilson
----------------------------        -------------------------------------------
Laszlo Schwartz                     Murray A. Wilson, President


Attest:                             Mid-Way Acquisitions Corp.
                                    A Nevada Corporation


/s/ David Cohen                  By /s/ David Cohen
----------------------------        -------------------------------------------
David Cohen, Secretary              David Cohen, President


Attest:                             Mid-Way Medical and Diagnostic Center, Inc.
                                    A Florida Corporation


/s/ David Cohen                  By /s/ David Cohen
----------------------------        -------------------------------------------
David Cohen, Secretary              David Cohen, President


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